TERMINATION AGREEMENT
                              ---------------------


          This Agreement is entered into as of September 4, 1996, by and between
Comprehensive   Environmental   Systems,   Inc.,  a  Delaware  corporation  (the
"Company"), and Leo J. Mangan ("Mangan").

                                    RECITALS
                                    --------

          WHEREAS, the Company and Mangan desire to voluntarily and amicably terminate their association, as provided in this Agreement, without creating any implication that there has been any disagreement or dispute between Mangan and the Company pertaining to any policies or procedures adopted or followed by the Company.

          NOW, THEREFORE, in consideration of the covenants contained herein, the parties agree as follows:

          1.  Termination of Employment  Agreement.  The  Employment  Agreement,
              ------------------------------------
entered into as of April 1, 1995, between the Company and Mangan, is hereby terminated. However, the provisions of Section 5.0 (Covenant Not to Disclose) shall survive such termination and remain in full force and effect for a period of two years.

          2. Resignation. Mangan hereby resigns as Chief Operating Officer and a
             -----------
director of the Company, effective at the close of business on the date hereof.

          3. Cash Payments to Mangan. The Company agrees to pay Mangan, in cash,
             -----------------------
the total sum of $900,000, without deduction for taxes or otherwise, of which $250,000 is being paid simultaneously with execution and delivery of this Agreement, $100,000 is payable to Mangan on March 10, 1997, and the balance of $550,000 is payable to Mangan in 79 bi-weekly installments, commencing October 1, 1996, of which the first 78 installments shall be $7,000 and the last installment shall be $4,000. These payments shall be made by a Company check mailed to the address of Mangan specified below for notices. The installment payments totalling $650,000 are evidenced by a promissory note (the "Promissory Note") of the Company and its subsidiary Trade-Winds Environmental Restoration, Inc. ("Trade-Winds") being delivered to Mangan with this Agreement.

          4. Transfer of Shares.  Simultaneously with the execution and delivery
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of this Agreement, 881,000 shares of common stock of ICIS Management Group, Inc.
(the "ICIS Shares"), are being transferred to Mangan, of which 256,000 shares are being transferred by the Company and 625,000 shares are being transferred by Trade-Winds. The Company and Trade-Winds (by its signature below) jointly and severally represent and warrant to Mangan that the ICIS Shares are being transferred to him free and clear of any claim of any kind by any third party. Mangan represents and warrants to the Company that he is acquiring the ICIS Shares solely for his own account for investment and not with a view to their distribution.

          5. Options.  The option granted to Mangan,  effective May 26, 1995, to
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purchase  250,000 shares of the Company's  common stock (the "May Option") shall remain in effect in accordance with the terms of the Option Certificate No. 2/Mangan as modified and superseded by Amended Option Certificate No. 2/Mangan.

          The option granted to Mangan, effective March 10, 1995 (the "March Option") to purchase 2,000,000 shares of the Company's common stock is hereby surrendered by Mangan and cancelled. Mangan represents and warrants that he has not exercised any portion of the March Option and he has not permitted any other party to acquire any right or interest in or to the March Option or the underlying shares. Simultaneously with the execution and delivery of this Agreement, there is being surrendered to the Company the original optional certificate for the March Option and a certificate for the 2,000,000 shares of the Company's common stock that was deliverable upon exercise of the March Option and was being held in escrow by James W. Nearen Jr. pursuant to the Escrow Agreement dated August 4, 1995 between the Company and Mangan, which agreement is hereby cancelled.

          6. Title to Automobile. Simultaneously with the execution and delivery
             -------------------
of this Agreement, the Company is transferring all of its right, title and interest in and to the 1991 Infiniti automobile (the "Mangan Automobile") that has been provided by the Company to Mangan in connection with his employment. The Company represents and warrants that such transfer is being made to Mangan free and clear of any claim of any kind by any third party.

          7.  Insurance.  For a  period  of 12  months  from  the  date  of this
              ---------
Agreement, the Company shall pay all premiums for the COBRA policy to be provided to Mangan for the same premiums as for his current health insurance provided by the Company, disability insurance currently maintained by Mangan and paid for by the Company and automobile insurance currently maintained by Mangan for the Mangan Automobile and paid for by the Company.

          In addition, simultaneously with the execution and delivery of this Agreement, the Company is relinquishing to Mangan all of its interest in the $2 million split dollar whole life insurance policy (the "Life Policy") owned by Mangan that insures Mangan's life and for which the Company has been paying the premiums. However, the Company agrees to continue to pay the premiums when due under the Life Policy with respect to the 12 month period following the date of this Agreement. The Company hereby waives any right to charge Mangan or such policy with respect to forgiveness of indebtedness income with respect to the Life Policy.

          Mangan shall be responsible for paying the premiums when due with respect to the insurance coverage referred to in this Section and the Company's sole responsibility shall be to pay Mangan the amount of such premiums five business days prior to their due date. The failure to make such payments to Mangan when due shall also constitute a default under the Promissory Note entitling Mangan to accelerate the maturity of the Promissory Note, as provided therein, if default continues beyond the applicable cure periods referred to in the Promissory Note.

          8.  Indemnification.  The Company shall  indemnify  Mangan for all his
              ---------------
acts taken in the performance of his duties to, or for the benefit of, the Company and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or its subsidiaries, and with respect to any claim of criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the full extent permitted by the laws of Delaware (in addition to any provisions relating to any further indemnification under any article of incorporation, by-law, agreement (including this Agreement), or separate vote of stockholders or directors of the Company), and in the event of the necessity thereunder of the making of a determination of whether the applicable standard of conduct was met for indemnity, such determination shall be made by independent legal counsel or by the stockholders. The Company shall advance such expenses (including reasonable attorney's fees and disbursements for counsel reasonably acceptable to Mangan and the Company) in accordance with this Section upon receipt by the Company of a written undertaking in accordance with Delaware law to the Company by or on behalf of Mangan to repay to the Company such amount if it is ultimately determined that he is not entitled to such indemnification. Fischbein Badillo Wagner Harding shall be deemed reasonably acceptable counsel to Mangan and the Company provided such firm is not disqualified by a conflict. Mangan agrees to cooperate with the Company, at the Company's expense and to the extent reasonably requested by the Company, in connection with any claim asserted against the Company for which indemnification may be sought by Mangan and any other claim asserted by or against the Company based on acts or omissions occurring while Mangan was associated with the Company.

          9. No Knowledge. Mangan represents and warrants to the Company that he
             ------------
has no actual knowledge of any pending or threatened litigation against the Company or of any material liability, actual or contingent, of the Company, including any material liability pursuant to any agreement or commitment to which the Company is bound or any of its properties is subject, except (i) as reflected in accordance with generally accepted accounting principles in the Company's consolidated balance sheet dated April 30, 1996 and the notes thereto set forth in the Company's Form 10-KSB for the fiscal year ended April 30, 1996,
(ii) such liabilities incurred since April 30, 1996 in the ordinary course of the Company's business in accordance with past practice and, (iii) as set forth in Attachment A hereto.

          10. Surrender of Credit Cards, etc.  Simultaneously with the execution
              -------------------------------
and delivery of this Agreement, Mangan is delivering to the Company all credit cards, keys and other property belonging to the Company; however, the cellular phone used by Mangan is hereby transferred to Mangan on the understanding that he will pay all bills for phone and other charges relating thereto that are incurred after the date of this Agreement.

          11.  Mutual  Releases.  The  Company  and  Trade-Winds  knowingly  and
               ----------------
voluntarily remise, release, acquit, satisfy, and forever discharge Mangan, and Mangan similarly remises, releases, acquits satisfies, and forever discharges the Company and Trade- Winds of and from all, and all manner of action and actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements (other than the performance of this Agreement), promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the parties, their employees, officers, directors, and stockholders and their heirs, successors, personal representatives and assigns ever had, now have or may have in the future against each other relating to Mangan's employment, serving as an officer or director, acquiring or being a stockholder and/or the termination of his employment and/or services as an officer, director or stockholder of or with the Company, in each case with respect to acts or omissions occurring at any time prior to and including the date of this Agreement and whether known or unknown. The claims released by the parties include, but are not limited to, any and all common law claims, including claims for fraud in the inducement, fraud, misrepresentation, concealment, rescission, restitution, recoupment, express or implied contract claims, claims for breach of implied covenant of good faith and fair dealing, claims for any violation of any securities, tax laws and public policy of the State of New York or the United States of America or any other jurisdiction, and all claims arising under any federal, state, or local law, it being understood and agreed that this Agreement and general release is the compromise of potential claims and is not to be construed as an admission of liability on the part of either party, any and all such liability being expressly denied. The parties hereby covenant and agree with each other not to file any lawsuit, notify any regulatory, self regulatory organization or NASDAQ, or initiate any legal or administrative action against each other or their directors, officers or stockholders, to assert any such claims. Also excluded from the scope of this
Section is any claim involving criminal wrongdoing by Mangan resulting in a conviction not subject to further appeal.

          12.  Entire  Agreement.  This document  contains the entire  agreement
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between  the  parties  with  respect  to  its  subject   matter  and  all  prior
discussions, understandings, negotiations and agreements are merged herein.

          13.  Notices.  Any  notice  or  communication  required  or  permitted
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hereunder  shall be deemed given when delivered  personally or when deposited in the United States mails, by certified mail, return receipt requested, postage prepaid:

                  If to the Company at:

                  Comprehensive Environmental Systems, Inc.
                  72-B Cabot Street
                  West Babylon, NY 11704

                  If to Mangan, to him at:

                  3640 North Federal Highway, No. 209
                  Pompano, FL 33064

                  In any case, with a copy to:

                  Noah Nunberg, Esq.
                  Fischbein Badillo Wagner Harding
                  909 Third Avenue
                  New York, NY  10022

Notices may be sent to such other address of which either party may notify the other party by notice similarly given.

          14. Binding Effect.  This Agreement shall be binding upon and inure to
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the benefit of the parties and their respective  successors,  assigns,  heirs or personal representatives. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section.

          15.  Amendment;  Waiver.  This  Agreement  may be  amended,  modified,
               ------------------
superseded, cancelled, renewed or extended, and the provisions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner effect the right at a later time to enforce such provision. No waiver by either party of the breach of any provision of this Agreement, in one or more instances, shall be deemed to be a further or continuing waiver of any such breach or a waiver of the breach of any other provision of this Agreement.

          16. Severability.  If any provision or any portion of any provision of
              ------------
this Agreement is judicially determined to be unenforceable, the enforceability of the remaining provisions shall not be affected or impaired. Furthermore, such unenforceable provision shall be deemed replaced by a provision that is enforceable and comes closest to expressing the intention of the unenforceable provision.

          17.  Expenses.  If any  action  at law or in equity  is  necessary  to
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enforce or interpret the terms of this Agreement,  the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

          18. No Off-Set.  The Company  shall not have any right of off-set with
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respect to its obligations under this Agreement.

          19.  Governing Law. This Agreement  shall be governed by and construed
               -------------
in accordance with the laws of the State of New York.

          20.  Interpretation.  The headings contained in this Agreement are for
               --------------
reference purposes only and shall neither constitute a portion of this Agreement nor affect in any way the interpretation of this Agreement. Additionally, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          21. Independent Counsel. The parties hereto acknowledge that Fischbein
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Badillo Wagner  Harding has acted as counsel for the Company in connection  with the negotiation and drafting of this Agreement. Mangan has been advised that he should obtain separate counsel to review this Agreement and he has had the opportunity to do so. Mangan waives any right to disqualify Fischbein Badillo Wagner Harding from continuing to act as counsel for the Company in any subsequent proceeding or matter.

          22.  Voluntary  Agreement.  The parties  hereto have entered into this
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Agreement knowingly,  intelligently and voluntarily. No coercion of any kind has been exercised to force any party to agree to any of the provisions contained herein.

          23. Further Assurances. Each party will execute and deliver such other
              ------------------
documentation and take or cause to be taken such other action as shall be reasonably requested by the other party to effectuate and implement the terms of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument, effective as of the day and year first above written.

                                    COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.


                                    By:/s/ Michael O'Reilly
                                       -----------------------------------------
                                       Michael O'Reilly, Authorized Signatory


                                       /s/ Leo J. Mangan
                                       -----------------------------------------
                                       Leo J. Mangan



          Trade-Winds Environmental Restoration, Inc. agrees to be bound by the provision of Sections 4 and 11 of the above Termination Agreement to the extent provided in such Sections.

                                    TRADE-WINDS ENVIRONMENTAL RESTORATION, INC.



                                    By:/s/ Michael O'Reilly
                                       -----------------------------------------
                                       Michael O'Reilly, President

                                  ATTACHMENT A

         The following are matters of which Mangan has actual knowledge that could result in litigation, threatened litigation, or material liabilities, actual or contingent:

1. A claim by the Company against Alora Capital et al. concerning common stock of the Company that was improperly released.

2. An action against Mohave Shores Development, Inc. et al., for the recovery of sums advanced in anticipation of the development of land in Arizona and Nevada.

3. An action against the Company commenced by Robert Fuerzeig, the Company's former chairman and present.

4. An action between the Company and Spartan Dismantling Corp. et al. concerning a failed joint venture with that firm.

5. An action between the Company and Biddle et al. concerning claims involving various stock placements.

6. An action between Alter Sales co., Inc. and Nick Morf concerning claims that Morf misappropriated funds advanced by the Company for the benefit of Alter Sales Co., Inc. Included in this dispute are various articles that have been written or may be written in the future concerning Dan Dorfman, Donald Kessler or others. In particular was one potentially damaging article by Business Week wherein Morf was quoted. Future articles could appear that hold the Company in a negative light. Morf has repeatedly threatened to hold Mangan and the company in a negative light and could either assert some counter or cross claim against the Company or leak stories to the media in an attempt to damage the Company.

7. An action between Lee Mangan and a Houston, Texas bankruptcy trustee for the estate of Nicholas Bachynsky concerning a pledge of securities as collateral for a promissory note.

8. An investigation by the SEC concerning Alter Sales Co., Inc.

9. An investigation by the Justice department in New York concerning conduct of certain promoters. It is believed that this matter relates to the Dorfman/Kessler matter, but due to the secrecy of these proceedings, it is unclear.

10. An investigation by the SEC concerning trading in the securities of Organogenisis, Inc. and Other Issuers.

11. An investigation by the Justice department in Los Angeles concerning conduct of certain promoters who may have participated with the Company in the placement of securities.

12.  Reputedly,  there is an ongoing  investigation  by the  Justice  Department
(location unknown) and, possibly, the SEC of certain promoters previously associated with the Company - most notably, Grant Curtis and Tim Masley. However, it is unclear if this is true, the status of any investigation or any other persons associated with the Company are involved.

13. L. Harris Environmental and Spartan Dismantling Corp. are being sued by a Floral Park, NY remediation company. No additional details on this matter are available.